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                                  EXHIBIT 10.8




PERSONAL AND CONFIDENTIAL


                                                              October 15, 1999



Board of Directors of Petsec Energy Inc.
143 Ridgeway Drive, Suite 113
Lafayette, Louisiana 70503-3402
Attn:  Mr. James E. Slatten III

Dear Mr Slatten:

This letter (the "Agreement") confirms the terms of the engagement of Gordian Group, L.P. ("Gordian"), by Petsec Energy Inc. (the "Company") to provide certain financial advisory services, as described below.

Gordian's services hereunder shall be the traditional investment banking services relating to a capital restructuring including, without limitation, (i) advising and making oral and written recommendations to the Board of Directors of the Company, which the Company, in the exercise of its sole discretion, may make available (subject to the following paragraph) to its direct parent, Petsec (U.S.A.) Inc. ("PUSA"), and its indirect parent, Petsec Energy Ltd ("PEL", and together with PUSA, singularly an "Affiliate," and collectively the "Affiliates") in connection with a potential financial restructuring of the Company and possibly one or more affiliates, or in connection with one or more financial transactions (each a "Financial Transaction") with another entity or entities (a "Financial Partner"); (ii) assisting in the development, negotiation and implementation of potential financial restructurings, (iii) assisting in valuing the Company (or as necessary in connection with a restructuring of Company, Affiliates) and/or, as appropriate, the Company's (and, as necessary to effect a restructuring of Company, PEL's) assets or operations; (iv) providing expert advice and testimony in any legal proceeding relating to financial matters involving the restructuring, including the feasibility of any potential Financial Transaction, the valuation of any securities issued in connection with a potential Financial Transaction, and any other matters with respect to which Gordian is rendering services hereunder; (v) advising the Company as to potential mergers or acquisitions and the sale or other disposition of any of the Company's assets and businesses; (vi) preparing proposals to and assisting the Company in negotiation with creditors, employees, shareholders and other parties-in-interest in connection with any potential Financial Transaction;
(vii) providing, if requested, a single opinion (fairness, valuation or solvency), in connection with the services provided by Gordian hereunder (which opinion shall, when requested by the Company, be addressed also to Affiliates and on which Affiliates shall have the right to fully rely, subject to the following paragraph, and the nature, scope, substance and form of any such opinion shall be such as we consider appropriate); and (viii) assisting in the determination of an appropriate capital structure for the Company. Financial


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Partners shall include, without limitation, the existing creditors of the
Company. A Financial Transaction includes a restructuring of, or other transaction involving, some or all of the financial obligations of the Company (possibly in connection with a joint venture or other business association and possibly involving one or more affiliates), the sale or other distribution by the Company or PEL of any debt or equity securities of the Company, any other financing for the Company, the sale of all or a portion of the assets or securities of the Company (by way of merger or otherwise), or other transaction of such nature involving the Company; provided, however, that notwithstanding the foregoing a Financial Transaction shall exclude (i) any transaction entered into solely with an Affiliate; (ii) any transfer of a partial interest in a field when a substantial portion of the consideration given by the Financial Partner is a commitment to drill one or more wells in order to earn an interest in such field; and (iii) the sale of securities owned by PEL in Climax Mining Ltd.

The Company acknowledges that a conflict of interest may exist or arise between the Company and its Board of Directors, on the one hand, and one or more of the Affiliates, on the other hand, with respect to matters covered by this engagement. The Company acknowledges that, unless expressly stated otherwise in writing, all services, advice, and opinions rendered by Gordian pursuant to this engagement, regardless of to whom addressed, shall be rendered exclusively with the objective of assisting the Company and the Company's Board of Directors in carrying out its responsibilities with respect to the Company. Any Affiliate to whom services, advice, or opinions are rendered or made available by Gordian shall not rely on such services, advice, or opinions as reflecting the interests of any Affiliate to the extent such interests are in actual or potential conflict with the interests of the Company.

In the event the Company, its Affiliates or their management receive or initiate an inquiry or other contact concerning a Financial Transaction, the Company will promptly inform Gordian of such inquiry or contact with such prospective Financial Partner, in order that Gordian can assist the Company in any resulting negotiations in such manner as directed by the Company.

For Gordian's services in connection with the engagement, the Company shall pay, or cause to be paid in cash to Gordian, the monthly fees stated below, payable on the 15th day of each month of Gordian's engagement hereunder (the "Monthly Fee"):

                  First month:                     $100,000
                  Second month:                     $75,000
                  Third month:                      $75,000
                  Subsequent months                 $65,000

In addition to the Monthly Fee, the Company shall pay Additional Fees, as defined below. One-half (50%) of all Monthly Fees received by Gordian shall be creditable against any Additional Fees. The Company shall pay, or cause to be paid in cash, to Gordian the following Additional Fees: 1% of the Aggregate Consideration (as defined below) that is paid or payable in connection with any Financial Transaction, except for any equity or equity-related (such as convertible securities or partnership interests) securities issued or new debt procured (including new debt to replace existing debt), in which case the applicable percentage shall be 3% in respect of such securities.


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The aggregate total of all fees paid to Gordian (both Monthly Fees and
Additional Fees) for services rendered hereunder shall be limited to $1,500,000.

For purposes of this letter agreement, Aggregate Consideration, for purposes of calculating the Additional Fees, shall be deemed to be the total amounts paid to or for the benefit of the Company, its security holders and/or its creditors in connection with a Financial Transaction (and any transactions related thereto), after netting out customary transaction costs other than the Additional Fees with respect to such Financial Transaction (and any transactions related thereto). Aggregate Consideration shall include without limitation, the principal amount of any debt or obligations directly or indirectly assumed, repaid, restructured (including but not limited to, any alteration of the terms of the Company's public debt), renegotiated, refinanced or retired (as set forth on the most recent balance sheet of the Company in connection with a sale or sales thereof), the amount of any new debt and/or equity financing raised (or the value realized from a sale of all or a part of the Company) in connection with any Financial Transaction, any amounts paid into escrow and any amounts paid in connection with the retirement or cancellation of any outstanding options, stock appreciation rights or other derivative securities of the Company. The Additional Fees shall be paid in full simultaneously with the closing of a Financial Transaction (and in no event later than the receipt of any portion of the Aggregate Consideration); provided that if the Aggregate Consideration may be increased, pursuant to the terms of the Financial Transaction, by contingent or deferred payments related to future earnings or operations or other matters, the portion of the Additional Fees relating thereto shall be calculated and paid to Gordian when and as such contingent or deferred payments are made.

In the event that the Aggregate Consideration comprises securities, in whole or in part, the value of such securities, for purposes of calculating the Additional Fees, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the public announcement of such Financial Transaction; provided, however, that if such securities consist of securities with an existing public trading market, the value thereof shall be determined by the average of the last sales prices for such securities on the five (5) trading days ending five (5) days prior to the consummation of the Financial Transaction in question.

Gordian does not represent or guarantee any specific result from this engagement. Further, Gordian does not make any representation regarding or guaranty of the accuracy of any projection, other view or advice Gordian provides regarding the Company's future. The Company acknowledges that all future matters are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or otherwise addressed by Gordian.

Gordian's role shall be solely as financial advisor to the Company's management and the Board of Directors (except that any opinion rendered by Gordian shall, if requested, also be addressed to Affiliates, who shall have the right to rely on same, again subject to the third paragraph of this letter); the Company's management and Board of Directors shall remain fully responsible for all decisions and matters as to which Gordian's advice is sought. Gordian's obligations to you and the Company are contractual in nature as expressly set forth in this letter agreement and neither Gordian nor any of its affiliates nor the respective partners, directors, officers, employees and agents of Gordian or its affiliates have any fiduciary obligations to the Company or any other person in respect hereof. Gordian's obligations hereunder are advisory in nature, and Gordian is assuming no management responsibility with respect to the Company of any nature whatsoever.


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The Company understands that Gordian does not represent that any particular
Gordian professional will be solely responsible for Gordian's work product completed pursuant to Gordian's engagement and that junior Gordian professionals likely will be working on this engagement with senior Gordian professionals. Notwithstanding the foregoing, Gordian represents that Peter Kaufman and Henry Owsley will be primarily responsible to provide the services described hereunder and will devote such time and effort as is customarily required to perform all material obligations of Gordian hereunder.

Any advice, written or oral, provided by Gordian pursuant to this letter will be solely for the information and assistance of the Company (and, to the extent expressly provided for herein, the Affiliates, subject to the third paragraph of this letter) in connection with its consideration of its financial restructuring. Except to the extent legally required, none of: (i) the name of Gordian; (ii) any advice rendered by Gordian to the Company or the fact that Gordian is rendering advice to the Company; or (iii) any communication from Gordian to the Company or from the Company to Gordian in connection with the services performed by Gordian pursuant to this Agreement will be quoted or referred to orally or in writing in any public form or forum or document by either Gordian or Company, or their agents, without the other party's prior written authorization, which shall not be unreasonably withheld. In this connection, it is expressly agreed that except to the extent expressly set forth in writing by Gordian, no third party shall be entitled to rely upon Gordian's advice for any purpose whatsoever (other than the Affiliates and the Boards of Directors of the Affiliates in accordance with the provisions expressly set forth herein, including the third paragraph of this letter). Moreover, Gordian shall bear no responsibility whatsoever for the accuracy or completeness of the Company's disclosure of Gordian's advice to any third parties.

Gordian shall have the right to rely on the accuracy and completeness of all information provided by the Company or any of its officers, directors, affiliates, employees, counsel and auditors without independent verification thereof. The Company understands that in Gordian's rendering of services hereunder, Gordian will be relying, without independent verification, on the accuracy and completeness of all information that is or will be furnished to Gordian by or on behalf of the Company or any other party or potential party to any transaction contemplated by this Agreement, and Gordian will not in any respect be responsible for the accuracy or completeness thereof;

The Company represents and warrants to Gordian that all information it furnishes to Gordian in connection with this engagement will be true and accurate in all material respects, and, to the best of the Company's knowledge, complete and not misleading.

In addition to the fees described above, Gordian shall be reimbursed upon invoice for all of its reasonable out-of-pocket expenses (including travel, telephone,facsimile and counsel fees) incurred in connection with our engagement hereunder; reimbursement of counsel fees shall be subject to a $10,000 cap, and Gordian must receive the Company's permission, which shall not be unreasonably withheld, to exceed the cap, and in any event Gordian shall provide notice to the Company when counsel fees are incurred. The obligations of the Company pursuant to this letter shall survive any completion or termination of this engagement (with respect to expenses incurred prior to such completion or termination).


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The Company agrees to indemnify Gordian and its partners, officers, directors and employees (each an "Indemnified Party") to the full extent lawful from and against, and that each Indemnified Person shall have no liability to the Company or its affiliates, creditors or security holders for, any losses, claims, expenses, damages or liabilities related to or arising out of Gordian's engagement under this letter, or any conduct in connection therewith, except to the extent that any such loss, claim, expense, damage or liability is finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Gordian in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by each Indemnified Party as a result of such loss, claim, expense, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Party on the other hand, but also the relative fault of the Company and the Indemnified Party, as well as any other relevant equitable considerations. The Company agrees to reimburse each Indemnified Party periodically for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation, preparation or provision of evidence) incurred in connection with any pending or threatened action, claim or proceeding (regardless of whether Gordian is a party thereto) in respect of which indemnification or contribution may be sought hereunder or in enforcing this agreement. The reimbursement, indemnity, and contribution agreements of the Company under this paragraph shall be in addition to any liability which the Company otherwise may have and to any rights that Gordian may otherwise have, and shall extend upon the same terms and conditions to any affiliate of Gordian and the partners, directors, employees and controlling persons (if any) of Gordian and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Gordian, and such affiliate and any such person. The provisions of this and the following four paragraphs shall survive the completion or termination of Gordian's services pursuant to this letter.

The Company acknowledges and agrees that its engagement of Gordian hereunder is not intended to confer rights upon any person not a party hereto (including any security holders or creditors of the Company) other than the Affiliates to the extent provided for herein, as against Gordian, its affiliates, or the respective partners, directors, officers, employees and agents of Gordian or its affiliates. THIS LETTER AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAW). THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTES ARISING HEREUNDER. Solely for the purposes of the indemnification provisions above, the Company hereby consents to venue and jurisdiction in any court in which Gordian (or other Indemnified Person hereunder) is sued or otherwise found or brought. Except as provided in the foregoing sentence, any dispute arising under this letter or in connection with this engagement shall be finally settled by arbitration conducted in Houston, Texas by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration award entered in accordance with this Agreement shall be in writing and shall be final and binding on the parties, except to the extent it may be appealed to a court of competent jurisdiction in accordance with applicable laws governing appealability of arbitration awards. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction over the parties or their assets.


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Gordian will not during the term of this engagement or thereafter (except as required by law after prior notice to Company) use or disclose to any person any confidential information or trade or business secrets relating to the Company, its affiliates, or any other person of which Gordian becomes possessed in connection with its services hereunder except when authorized to do so by the Company in writing to a person bound by a confidentiality obligation.

This engagement may be terminated by the Company or Gordian at any time with or without cause, effective upon receipt of written notice to that effect by the other party; provided, however, that Gordian shall be entitled to Additional Fees (subject to the $1,500,000 maximum limitation on all fees) on a Financial Transaction consummated after the termination of this agreement by the Company provided that both: (a) at the date of termination less than 70% of the Company's bonds have been restructured and (b) within nine months from the date of such termination definitive documentation is entered into so long as, with respect to any such Financial Transaction, Gordian interacted during the pendency of its engagement hereunder with any Financial Partner participating in any such Financial Transaction. In any event, the Company shall remain liable for any Monthly Fees and/or expenses owed to Gordian prior to termination pursuant to its engagement hereunder.
Neither party may assign this Agreement.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this letter attached hereto, which shall thereupon constitute a binding agreement.

                                   Sincerely yours,
                                   GORDIAN GROUP, L.P.

                                   By:      Blue Claw Capital, Inc.,
                                            General Partner of
                                            Gordian Group, L.P.

                                   By:      /s/ Peter Kaufman
                                            ------------------------------------
                                            Peter S. Kaufman
                                            Managing Director of
                                            the General Partner

AGREED TO AND ACCEPTED:
PETSEC ENERGY INC.


By:  /s/ James E. Slatten III
     ------------------------------------
     James E. Slatten III
     Vice-President, Land & Legal, and Director


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